FUND PARTICIPATION AGREEMENT


         THIS AGREEMENT is entered into as of the 30th day of September, 2002, among AIG SunAmerica Life Assurance Company, formerly known as and currently doing business as Anchor National Life Insurance Company ("AIG SunAmerica"), a life insurance company organized under the laws of the State of Arizona and having a business address of 1 SunAmerica Center, Los Angeles, CA 90067; American Funds Insurance Series (the "Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and Capital Research and Management Company ("CRMC"), a corporation organized under the laws of the State of Delaware, and having a business address of 333 South Hope Street, Los Angeles, California 90071.

                                   WITNESSETH:

         WHEREAS, AIG SunAmerica has issued or proposed to issue to the public, now and in the future, certain variable annuity contracts (the "Contracts") as set forth in Schedule A, as may be supplemented from time to time by AIG SunAmerica, with notice to CRMC and the Series; and

         WHEREAS, AIG SunAmerica has established one or more separate accounts (the "Account") as set forth in Schedule B, as may be supplemented from time to time by AIG SunAmerica, with notice to CRMC and the Series, for the purposes of issuing the Contracts and has or will register the Account with the United States Securities and Exchange Commission (the "SEC") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act") and pursuant to the Arizona Insurance Code; and

         WHEREAS, the Series is divided into various funds (the "Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund; and

         WHEREAS, certain Funds will serve as the underlying investment medium for the Contracts as set forth in Schedules C and D, as may be supplemented from time to time by mutual agreement among AIG SunAmerica, CRMC and the Series; and

         WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Funds to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies; and

         WHEREAS, CRMC is the investment adviser for the Series.

         NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, AIG SunAmerica, the Account, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to AIG SunAmerica that:

(i) a registration statement under the Securities Act of 1933 (the "1933 Act") and under the 1940 Act with respect to the Series has been filed with the SEC in the form previously delivered to AIG SunAmerica, and copies of any and all amendments thereto will be forwarded to AIG SunAmerica at the time that they are filed with the SEC;

(ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts;

(iii) the Series is and shall remain registered as an open-end management investment company under the 1940 Act; and

(iv) the Series registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by AIG SunAmerica expressly for use therein.

2. AIG SunAmerica represents and warrants to the Series and CRMC that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. AIG SunAmerica further represents and warrants that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that AIG SunAmerica will maintain such registration for so long as any Contracts are outstanding. AIG SunAmerica shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. AIG SunAmerica shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by AIG SunAmerica.

2a. The Series and CRMC represent that the Series is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that each will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision, and that each will notify AIG SunAmerica immediately upon having a reasonable basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future.

3. AIG SunAmerica represents and warrants to the Series and CRMC that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

4. The Series will furnish to AIG SunAmerica such information with respect to the Series in such form and signed by such of its officers as AIG SunAmerica may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise AIG SunAmerica immediately of: (a) any request by the SEC
         (i) for amendment of the registration statement relating to the Series or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement therein not misleading.

5. The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.


6. The Series agrees to make Class 2 shares of the Funds specified in Schedule C available to the Accounts for the Contracts (except for the American Pathway II Contracts). AIG SunAmerica will be entitled to a fee from the Series of 0.25% per annum of Class 2 assets attributable to the Contracts to offset Contract servicing expenses for as long as the Series' Class 2 Rule 12b-1 plan remains in effect and Accounts remain invested in shares of the Series. The Series further agrees to make Class 3 shares of the Funds specified in Schedule D available solely to the Accounts for the American Pathway II Contract invested in Anchor Pathway Fund. Availability of Class 3 shares is contingent upon the SEC's approval of an exemptive order permitting AIG SunAmerica to substitute the Series Class 3 shares for Anchor Pathway Fund shares. AIG SunAmerica will be entitled to 0.18% per annum of the Class 3 assets attributable to the Contracts to offset Contract servicing expenses for as long as the Series' Class 3 Rule 12b-1 remains in effect and the Accounts remain invested in shares of the Series. The fee to be received from the Series by AIG SunAmerica will be paid monthly in arrears.


6a. Any material error in the calculation of the net asset value, dividends or capital gain information shall be reported as soon as practicable upon discovery to AIG SunAmerica. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction.

7. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by AIG SunAmerica for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current prospectus of the Series. For purposes of this Paragraph 7, AIG SunAmerica shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee as of 4:00 p.m. Eastern time shall constitute receipt by the Series; provided that the Series receives notice of such order by 9:30a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates its net asset value pursuant to the rules of the SEC. The Series will make its shares available indefinitely for the purchase at the applicable net asset value per share by AIG SunAmerica and its Accounts on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to AIG SunAmerica on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series is responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Funds shall be ordered in such quantities and at such times as determined by AIG SunAmerica to be necessary to meet the requirements of the Contracts.

8. With respect to payment of the purchase price by AIG SunAmerica and of the redemption proceeds by the Series, AIG SunAmerica and the Series shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment for all of the Funds in accordance with
         Section 9 hereof.

9. In the event of net purchases, AIG SunAmerica shall pay for the shares of the Series by 2:00 p.m. Eastern Time on the next business day after an order to purchase such shares is made in accordance with the provisions of Section 7 hereof. All such payments shall be in federal funds transmitted by wire. In the event of net redemption, the Series shall pay redemption proceeds by 2:00 p.m. Eastern time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 7 hereof.

10. The Series reserves the right to suspend or terminate sales of the Series' shares to AIG SunAmerica and the Accounts if such action is required by law, or if the Board of Trustees of the Series (the "Board") while exercising its independent judgement and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

11. The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Funds as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

12. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by CRMC or the Series' transfer agent as instructed by AIG SunAmerica in an appropriate title for the corresponding Account or subaccount.

13. The Series shall furnish notice promptly to AIG SunAmerica of any dividend or distribution payable on any shares underlying subaccounts. AIG SunAmerica hereby elects to receive all such dividends and distributions as are payable on shares of a Series recorded in the title for the corresponding subaccount in additional shares of that Fund. The Series shall notify AIG SunAmerica of the number of shares so issued. AIG SunAmerica reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

14. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of Series prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will make available to AIG SunAmerica at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective contract owner who requests such Statement of Additional Information. The Series shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for AIG SunAmerica once each year (or more frequently if the prospectus for the Series is amended) to have the prospectus or prospectuses for the Contracts and the Series' prospectus printed together in one or more documents (the cost of such printing to be allocated pro rata, based on the portion of the cost attributable to the Series prospectus).

15. AIG SunAmerica shall pay all expenses incidental to its performance under this Agreement. AIG SunAmerica shall bear the expenses for the cost of preparation and delivery of the Contract and Series prospectuses to be sent to prospective Contract owners.

16. AIG SunAmerica represents and warrants to the Series that any information furnished in writing by AIG SunAmerica to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

17. AIG SunAmerica and its affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or the other funds managed by CRMC as supplemental to the appropriate fund prospectus or in material approved by CRMC as provided in the Business Agreement in effect among AIG SunAmerica, SunAmerica Capital Services, Inc., American Funds Distributors, Inc. and CRMC dated September 30, 2002.

18. Shares of the Series may be offered to separate accounts of various insurance companies in addition to AIG SunAmerica and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986 as amended and the regulations thereunder ("Section 817").

19. The Series hereby notifies AIG SunAmerica that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

20. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists and its implications. If such a conflict exists, AIG SunAmerica will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that AIG SunAmerica's remedial action does not adequately remedy any material irreconcilable conflict, AIG SunAmerica will withdraw from investment in the Series each of the Accounts designated by the Board and terminate this Agreement within six months after the Board informs AIG SunAmerica in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.

21.      The Series agrees to comply with the diversification requirements of
         Section 817.

22. AIG SunAmerica agrees to indemnify and hold the Series and CRMC harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series and CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of AIG
         SunAmerica: (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by AIG SunAmerica; (c) unlawful conduct by AIG SunAmerica with respect to the sale of the Contracts or Funds' shares; and (d) breaching this Agreement or a representation or warranty; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful malfeasance or negligence of CRMC or from CRMC's failure to fulfill its duties and obligations arising under this Agreement.

23. The Series and CRMC each agrees to indemnify and hold AIG SunAmerica harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which AIG SunAmerica may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Series' or
         CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectus or sales literature; (b) making untrue statements of material facts that AIG SunAmerica includes in its materials, provided AIG SunAmerica relies on information supplied by the Series; (c) unlawful conduct by the Series with respect to the sale of the Contracts or Funds' shares; and (d) breaching this Agreement or a representation or warranty; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful malfeasance or negligence of AIG SunAmerica or from AIG SunAmerica failure to fulfill its duties and obligations arising under this Agreement.

24. AIG SunAmerica shall be responsible for assuring that the Account calculates pass-through voting privileges of the Contract owners in a manner consistent with the Mixed and Shared Funding Order.

24a. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

25. No unregistered Account shall purchase shares of the Funds of the Series under this Agreement.

26. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(a) at the option of AIG SunAmerica or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

(b) at the option of AIG SunAmerica, upon ten calendar days' prior written notice, if the shares of the Series are not reasonably available;

(c) at the option of AIG SunAmerica, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or registered investment company status;

(d) in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by AIG SunAmerica; in such event prompt notice shall be given by AIG SunAmerica or the Series to the other party;

(e)      by either party upon six months' written notice to the other party;

(f)      by mutual agreement at any time.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

27. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to AIG SunAmerica:

AIG SunAmerica Life Assurance Company
1 SunAmerica Center
Los Angeles, CA 90067
Attn:  General Counsel
Facsimile: 310-772-6574

If to the Fund:

American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: 213-486-9041

If to the Adviser:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention:  Michael J. Downer,  Senior Vice  President and Legal  Counsel,  Fund
     Business Management Group, and Secretary
Facsimile No.: 213-486-9041

In either case with a copy to:
Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
         Fund Business Management Group
Facsimile No.: 213-486-9041

28. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it, including the continued availability of the Funds pursuant to Section 29 below, will remain in effect as to that business, after termination.

29. Notwithstanding any termination of this Agreement, the Series and CRMC shall, at the option of AIG SunAmerica, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 10 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Fund and/or invest in the Series upon the making of additional purchase payments under the Existing Contracts. AIG SunAmerica agrees not to redeem shares unless legitimately required to do so according to a contract owner's request or under an order from the SEC, or as otherwise agreed to or permitted among the parties.

30. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders (except CRMC if it is a shareholder), of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, AIG SunAmerica and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. AIG SunAmerica also agrees that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and AIG SunAmerica agrees not to proceed against any Fund for the obligations of another Fund. Notwithstanding the foregoing, if AIG SunAmerica seeks satisfaction for any liability of the Series in respect of this Agreement, AIG SunAmerica and the Account may seek recourse against CRMC for any amounts due AIG SunAmerica and not recovered from the Series.

31. This Agreement shall be construed in accordance with the laws of the State of California and subject to the provisions of all applicable federal securities laws and the terms shall be construed in accordance therewith.

32. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

33. In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following paragraphs shall survive any termination hereof: 22-23 and 27-33.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                       American FUNDS Insurance Series


Attest:                                By:  ____________________________________
                                       Its:     Secretary
----------------------------

                                       Capital Research and Management
                                       Company


Attest:                                By:  ____________________________________
                                       Its:     Vice President and Secretary
----------------------------


                                       AIG SUNAMERICA LIFE ASSURANCE COMPANY
                                       (on behalf of itself and the Account)


Attest:                                By:  ____________________________________
                                       Its:     President
----------------------------

                                   SCHEDULE A

                                    CONTRACTS





AIG SunAmerica Variable Annuities including, without limitation, Polaris II, Polaris II A-Class, Polaris Platinum II, Polaris Choice II, Polaris Advisor, American Pathway II, and other contracts to which AIG SunAmerica may make the Series available after notice to CRMC and the Series.

                                   SCHEDULE B

                                    ACCOUNTS



Variable Separate Account
Variable Annuity Account Seven

                                   SCHEDULE C

                          PARTICIPATING FUNDS - CLASS 2


American Funds Insurance Series Asset Allocation Fund
American Funds Insurance Series Global Growth Fund
American Funds Insurance Series Growth Fund
American Funds Insurance Series Growth-Income Fund

                                   SCHEDULE D

                          PARTICIPATING FUNDS - CLASS 3


American Funds Insurance Series Growth Fund
American Funds Insurance Series International Fund
American Funds Insurance Series Growth-Income Fund
American Funds Insurance Series Asset Allocation Fund
American Funds Insurance Series High-Income Bond Fund
American Funds Insurance Series U.S. Government/AAA-Rated Securities Fund American Funds Insurance Series Cash Management Fund